EXHIBIT 99.1

        AMERICAN SOFTWARE REPORTS THIRD QUARTER FISCAL YEAR 2006 RESULTS

      OPERATING EARNINGS INCREASE 298% DRIVEN BY LICENSE FEES GROWTH OF 32%

    ATLANTA, March 6 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq:
AMSWA) today reported financial results for the third quarter of fiscal year 2006, achieving 20 consecutive quarters of profitability.

    Key financial highlights for American Software include:

     - Software license fees for the quarter ended January 31, 2006 were $5.0 million, an increase of 32% over the third quarter of fiscal 2005;

     - Services and other revenues for the quarter ended January 31, 2006 were $9.1 million, an increase of 7% over the third quarter of fiscal 2005;

     - Maintenance revenues for the quarter ended January 31, 2006 were $6.3 million, an increase of 25% over the third quarter of fiscal 2005;

     - Total revenues for the quarter ended January 31, 2006 were $20.4 million, an increase of 17% over the third quarter of fiscal 2005; and

     - Operating earnings for the quarter ended January 31, 2006 were $2.1 million, an increase of 298% over the third quarter of fiscal 2005.

    GAAP net earnings were approximately $2.0 million or $0.08 per fully diluted share for the third quarter of fiscal 2006 compared to $50,000 or negligible earnings per fully diluted share for the same period last year. Adjusted net earnings for the quarter ended January 31, 2006, which excludes acquisition related intangibles costs, were $2.1 million or $0.08 per fully diluted share compared to $129,000 or $0.01 per fully diluted share for the same period last year.

    Total revenues for the nine months ended January 31, 2006 were $56.2 million, a 22% increase compared to $45.9 million for the comparable period last year. Software license fees for the nine month period were $13.4 million, a 51% increase compared to $8.9 million during the same period last year. Services and other revenues were $24.9 million, a 9% increase compared to $23.0 million in the same period last year. Maintenance revenues were $17.9 million, a 27% increase compared to $14.1 million in the same period last year. For the nine months ended January 31, 2006, the Company reported operating earnings of approximately $4.6 million, a 144% increase compared to operating earnings of $1.9 million for the same period last year. GAAP net earnings were approximately $3.8 million or $0.15 per fully diluted share for the nine months ended January 31, 2006 compared to $2.7 million or $0.11 per fully diluted share for the same period last year. Adjusted net earnings year to date as of January 31, 2006, which exclude acquisition related intangibles costs, write-down of a minority investment and minority interest related to a tax benefit, were $4.5 million or $0.18 earnings per fully diluted share, compared to $2.9 million or $0.12 earnings per fully diluted share for the same period last year.

    The nine-month fiscal 2005 financial data included only the months of October 2004 through January 2005 for revenue and expenses from the Demand Management, Inc. subsidiary acquired by Logility, the Company's 88% owned subsidiary, on September 30, 2004, whereas the entire nine-month period in fiscal 2006 included revenue and expenses from Demand Management.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $58.5 million and no debt as of January 31, 2006, an increase of $1.3 million compared to October 31, 2005 and an increase of $1.6 million compared to January 31, 2005.

    "American Software delivered an impressive 298% growth in operating earnings for the third quarter and marked our 20th consecutive quarter of profitability and positive cash flow," stated James C. Edenfield, president and CEO of American Software. "Our 32% increase in license fees and 25% growth in maintenance revenues, compared to the same quarter a year ago, underscore American Software's commitment to deliver innovative solutions that provide our customers with faster access to better information. We will continue to use our financial strength to reinvest in the Company and expect to provide a tangible benefit to our shareholders with a quarterly dividend."

    Additional highlights for the third quarter of fiscal year 2006 include:

    Customers

     - Notable new and existing customers placing orders with American Software, Inc. in the third quarter include: A.O. Smith, Blair Corporation, Caremark, Casual Male, Dawn Foods, Fabricas de Calzado Andrea, Games Workshop Ltd., Herbalife International, Infantino, Klaussner Furniture Corporation, Pfizer, Plumbers Supplies of Australia, Remy International, School Specialty, Tyco Safety Products, Umbra Ltd., West Pharmaceutical, and VWR International.

     - Software license agreements were signed with customers located in 10 countries: Australia, Belgium, Canada, El Salvador, Germany, Malaysia, Mexico, New Zealand, the United Kingdom, as well as the United States.

     - Logility announced that Hughes Supply, a leading distributor of construction, repair and maintenance-related products, selected Logility Voyager Solutions to manage its distribution-centric supply chain, improve visibility, and enable the organization to evolve into a more demand-driven enterprise.

     - Consumer Goods Technology magazine recognized Logility customers as industry leaders in the Consumer Goods Registry which defines the top revenue performers across Food, Beverage, Apparel, Packaged Goods, and other verticals. Eight of the top 25 companies recognized were Logility customers.

     - According to the Consumer Goods Technology Top 100 Registry published by Consumer Goods Technology magazine, the Demand Solutions forecasting and demand planning software from Demand Management, Inc. is used by one-third of the largest CPG companies. Demand Solutions is used by four out of the top 20 food companies and four of the top 20 footwear/apparel brand owners. In the healthcare/pharmacy and housewares/appliances categories, Demand Solutions claims half of all major producers as current customers.

     - Logility announced the details of Connections 2006: Your Ticket to Supply Chain Success conference to be held March 15-17, 2006 in Nashville, TN. Scheduled speakers include representatives from AMR Research, Associated Grocers of Florida, Malt-O-Meal, Remy International, Shaw Industries, Sony, Standard Motor Products, VWR International, Logility and others.

     - New Generation Computing Inc. (NGC), a wholly owned subsidiary of the Company announced that Blair Corporation has selected NGC's internet-based sourcing and production system, e-SPS, to help streamline its global sourcing and production of apparel and home furnishings. Blair will install the software at its Warren, PA headquarters. e-SPS will enable the company's global sourcing team to improve efficiencies and gain visibility in the production lifecycle in real time via the Internet.

     - New Generation Computing Inc. announced that Wilsons The Leather Experts Inc. ("Wilsons Leather") has selected NGC's product lifecycle management
       (PLM) technology e-PDM, Internet Product Development Manager. Wilsons Leather implemented NGC's e-SPS, internet-based sourcing and production system, in 2002. Wilsons Leather recently installed the software at its Minneapolis, MN headquarters. e-PDM will help Wilsons Leather to develop products efficiently and quickly. e-PDM expands upon traditional product data management software and offers merchandising, design, product development, sourcing and manufacturing professionals the advanced tools needed to better manage the entire product lifecycle.

     - A.O. Smith Water Products Company, a leading manufacturer and marketer of residential and commercial water heaters and hydronic boilers, selected American Software's AsIrecall solution for the seamless integration of document management. AsIrecall is fully integrated with the Company's ERP systems enabling the storing, retrieval, viewing, printing, faxing and e-mailing of documents and reports.

    Products and Technology:

     - Logility was named a SAP(R) Business One Partner to provide supply chain solutions for the small and midsize business market in the United States. Logility will integrate its Demand Solutions application suite with SAP Business One to drive supply chain improvements for small and midsize businesses (SMB). Demand Solutions will extend the core business automation capabilities of SAP Business One and provide critical supply chain expertise to help customers predict future demand and make informed decisions to optimize inventory turns, customer service levels and profitability.

     - Food Logistics magazine recognized Logility in the FL 100, an annual listing of the Top 100 technology suppliers to the food industry, for the second consecutive year.

     - Logility provided supply chain thought leadership during a recent Supply Chain Power Hour webcast "S&OP: What's Hot this Winter." The webcast featured speakers from AMR Research and Logility, who discussed the latest S&OP trends and innovations.

    About American Software, Inc.

    Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 88% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or E-mail: ask@amsoftware.com

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company's ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2005 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

    e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                             Third Quarter Ended                  Nine Months Ended
                                                 January 31,                         January 31,
                                      ---------------------------------   ---------------------------------
                                                                 Pct                                 Pct
                                         2006        2005        Chg.        2006        2005        Chg.
                                      ---------   ---------   ---------   ---------   ---------   ---------
Revenues:
  License                             $   4,952   $   3,760          32%  $  13,385   $   8,864          51%
  Services & other                        9,110       8,541           7%     24,911      22,957           9%
  Maintenance                             6,306       5,061          25%     17,872      14,123          27%
    Total Revenues                       20,368      17,362          17%     56,168      45,944          22%

Cost of Revenues:
  License                                   747       1,366         (45)%     2,830       3,161         (10)%
  Services & other                        7,110       6,019          18%     18,602      16,072          16%
  Maintenance                             1,769       1,705           4%      4,976       4,205          18%
    Total Cost of Revenues                9,626       9,090           6%     26,408      23,438          13%
Gross Margin                             10,742       8,272          30%     29,760      22,506          32%

Operating expenses:
  Research and development                2,280       2,023          13%      6,627       5,685          17%
  Less: capitalized
   development                             (537)       (703)        (24)%    (1,771)     (2,084)        (15)%
  Sales and marketing                     3,675       3,275          12%     10,311       9,061          14%
  General and administrative              3,117       3,066           2%      9,685       7,820          24%
  Acquisition related
   amortization of intangibles               88          79          11%        263         117         125%

    Total operating expenses              8,623       7,740          11%     25,115      20,599          22%

Operating earnings                        2,119         532         298%      4,645       1,907         144%
  Interest income & Other,
   net                                    1,371         832          65%      2,689       2,068          30%
Earnings before income taxes
 and minority interest                    3,490       1,364         156%      7,334       3,975          85%
   Income tax provision                   1,277       1,337          (4)%     2,759       1,337         106%
   Minority interest                       (226)         23          nm        (745)         43          nm
Net Earnings                          $   1,987   $      50          nm   $   3,830   $   2,681          43%
Earnings per common share:
  Basic:                              $    0.08   $       -          nm   $    0.16   $    0.11          45%
  Diluted:                            $    0.08   $       -          nm   $    0.15   $    0.11          36%

Weighted average number of
 common shares outstanding:
    Basic                                24,088      23,781                  24,017      23,679
    Diluted                              25,349      25,189                  25,229      25,094

Reconciliation of Adjusted
 Net Income:
Net Earnings                          $   1,987   $      50               $   3,830   $   2,681
Acquisition related
 amortization of intangibles                 88          79                     263         117
Writedown of minority
 investment                                   -           -                     160         100
Minority interest - Logility
 Tax Benefit                                  -           -                     270           -

Adjusted Net Earnings                 $   2,075   $     129               $   4,523   $   2,898

Adjusted Net Earnings per
 Diluted Share                        $    0.08   $    0.01               $    0.18   $    0.12

    nm- not meaningful

                          Selected Balance Sheet Items
                                 (in thousands)
                                   (Unaudited)

                                                      January 31,
                                                -----------------------
                                                   2006         2005
                                                ----------   ----------
Cash and Short & Long term investments          $   58,511   $   56,909
Accounts Receivable:
   Billed                                           12,734       11,220
   Unbilled                                          3,937        2,881
Total Accounts Receivable, net                      16,671       14,101
Prepaids & Other                                     3,010        2,779

PP&E, net                                            7,789        7,675
Capitalized Software, net                            6,857        7,310
Goodwill                                            11,120       10,505
Other Intangibles                                    2,016        2,250
Non-current Assets                                   1,565        3,780
     Total Assets                               $  107,539   $  105,309

Accounts Payable                                $      845   $    1,374
Other Current Liabilities                            7,448        6,366
Dividend Payable                                     1,694        1,670
Deferred Income Tax Liability                          453            -
Deferred Revenues                                   14,754       13,345
Minority Interest                                    3,904        4,010
Shareholders' Equity                                78,441       78,544
     Total Liabilities & Shareholders' Equity   $  107,539   $  105,309

SOURCE  American Software, Inc.
    -0-                             03/06/2006
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/048263.html/ /Web site: http://www.amsoftware.com/
    (AMSWA LGTY)

CO:  American Software, Inc.; Logility, Inc.
ST:  Georgia
IN:  CPR MLM
SU:  ERN